UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2010
Chicago Bridge & Iron Company N.V.
(Exact name of registrant as specified in its charter)
The Netherlands
(State or other jurisdiction of incorporation)

1-12815	N.A.
(Commission File Number)	(IRS Employer Identification No.)

Oostduinlaan 75
2596 JJ The Hague
The Netherlands	N.A.
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 31-70-3732010
N.A.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     As disclosed in its quarterly report on Form 10-Q filed on July 27, 2010, on July 23, 2010, Chicago Bridge & Iron Company N.V. (the “Company”) entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of July 23, 2010, among Chicago Bridge & Iron Company N.V., the Subsidiary Borrowers (as defined therein), the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A., as Syndication Agent. The Credit Agreement is a committed and unsecured four-year revolving credit agreement with an aggregate capacity of $1.1 billion, which may be increased to $1.25 billion upon the satisfaction of certain conditions contained therein. The Credit Agreement amends and restates the Company’s existing Second Amended and Restated Credit Agreement dated as of October 13, 2006.
     The Credit Agreement provides for a $1.1 billion revolving credit facility which is available to issue performance letters of credit, with a sublimit of up to $550 million which is available to issue financial letters of credit and/or to draw revolving loans. The Credit Agreement expires and is repayable on July 23, 2014. The Company’s obligations under the Credit Agreement are guaranteed by the Subsidiary Borrowers and certain of its other material subsidiaries.
     The Credit Agreement contains restrictive financial covenants, including a minimum net worth level, a minimum fixed charge coverage ratio and a maximum leverage ratio. The Credit Agreement also places restrictions on us with regard to subsidiary indebtedness, sales of assets, liens, investments, contingent obligations, type of business conducted, affiliate transactions, sales and leasebacks and mergers and acquisitions, among other restrictions. In addition to interest on debt borrowings, we are assessed quarterly commitment fees on the unutilized portion of the credit facility as well as quarterly letter of credit fees on the average daily outstanding amount available for drawing under all letters of credit. The interest rates, letter of credit fees and commitment fees are based upon our then applicable leverage ratio.
     An affiliate of Credit Agricole Corporate & Investment Banking serves as the sales agent for the Company’s at-the-market equity offering. JPMorgan Chase Bank, N.A. and Bank of America, N.A. each participate in the Company’s three other committed and unsecured letter of credit and term loan agreements. BNP Paribas and Credit Agricole Corporate & Investment Banking have recently served as agent for the Company’s stock repurchases.
     The Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the Credit Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
10.1	Third Amended and Restated Credit Agreement dated July 23, 2010, including the Exhibits and Schedules to the Third Amended and Restated Credit Agreement (incorporated by reference from Exhibits 10.1 and 10.1(A) of the Company’s quarterly report on Form 10-Q filed on July 27, 2010).

10.2	Joinder to the Third Amended and Restated Credit Agreement (incorporated by reference from Exhibit 10.1(B) of the Company’s quarterly report on Form 10-Q filed on July 27, 2010).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
	By:	Chicago Bridge & Iron Company B.V.
	Its:	Managing Director

Date: July 29, 2010	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede
Managing Director (Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Exhibit Description

10.1
Third Amended and Restated Credit Agreement dated July 23, 2010, including the Exhibits and Schedules to the Third Amended and Restated Credit Agreement (incorporated by reference from Exhibits 10.1 and 10.1(A) of the Company’s quarterly report on Form 10-Q filed on July 27, 2010).

10.2	Joinder to the Third Amended and Restated Credit Agreement (incorporated by reference from Exhibit 10.1(B) of the Company’s quarterly report on Form 10-Q filed on July 27, 2010).